THELEN REID & PRIEST LLP
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MORRISTOWN, N.J.

                                                             Exhibits 5 and 23.2

                                 April 26, 2002


NUWAVE Technologies, Inc.
One Passaic Avenue
Fairfield, New Jersey 07004

     Re:  Registration Statement on Form SB-2
          -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to NUWAVE Technologies, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof, in connection with the proposed offering of up to 5,238,095 shares of Common Stock, par value $0.01 per share (the "Common Stock") of the Registrant (the "Securities").

     For purposes of this opinion we have examined (i) the Registration Statement, (ii) the Certificate of Incorporation and the By-Laws of the Registrant, each as amended to date, (iii) resolutions of the Registrant's Board of Directors, and (iv) such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

     Based upon the foregoing and subject to the qualifications stated herein we are of the opinion that:

     (1) the Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and

     (2) the Securities, when issued in accordance with their terms, will be legally issued, fully paid and non-assessable.


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April 26, 2002
Page 2


     This opinion is limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion concerning the law of any other jurisdiction.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,


                                             THELEN REID & PRIEST LLP